Exhibit 99.1
ATMI SECOND QUARTER UPDATE
•	Second quarter revenues and diluted EPS are expected to be approximately $89 million and $0.30 per share.

•	Full year 2008 guidance ranges, updated: Revenues: $375-400 million; Diluted EPS: $1.25 – 1.40
          DANBURY, CT — July 14, 2008 — ATMI, Inc. (NASDAQ: ATMI) today announced second quarter revenues will be approximately $89 million, a decline of 3% compared with the second quarter of 2007, with diluted earnings per share of approximately $0.30, an increase of 15% over the second quarter of last year. The expected results are below consensus for the quarter.
          The Company now anticipates full year revenues between $375 and $400 million, and diluted earnings per share of $1.25 to $1.40, compared to its prior guidance of revenues between $400-$420 million and diluted EPS between $1.32-$1.48.
          “The second quarter revenue shortfall reflects a delay in the shipment of some SDS products, reduced sales into the memory sector, and slower-than-anticipated new product adoption,” said Doug Neugold, ATMI Chief Executive Officer.
     “A significant SDS product shipment to China at the end of June was delayed because of customs and security procedures associated with the upcoming Olympic Games. Management expects this shipment to be completed in the third quarter. Reduced growth in certain segments of the memory sector slowed product shipments. While we continue to make qualification progress at all important accounts around the world, the unique annuity-oriented business model we have for RegenSi™ and AutoClean™ solutions has slowed the revenue ramp of these products in the short term; sales of ATMI Lifesciences products to the biopharmaceutical market were ahead of plan.”
     “During the second quarter we began to benefit from a lower overall tax liability from
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ATMI Second Quarter 2008 Update — Page 2 of 2
foreign R&D tax credits, along with continued operational efficiency improvements. During the second half, we will benefit from reduced litigation spending because of our settlement with Praxair,” said Tim Carlson, Chief Financial Officer.
     ATMI intends to release second quarter 2008 financial results before the Market opens on July 23, 2008. ATMI will host a conference call at 11:00 a.m. Eastern the same day to review and discuss the results, at 888.822.9375. Interested parties may also listen to the conference call via audio streaming on the Internet at ATMI.com. A replay of the call will be available by phone for 48 hours at 800.642.1687 (access code 30943609) and on the web for one month at ATMI.com.
          ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.
          ATMI, SDS, AutoClean, and RegenSi are trademarks or registered trademarks of Advanced Technology Materials Inc. in the United States, other countries are both.
          Statements contained herein that relate to ATMI’s future performance, including, without limitation, statements with respect to ATMI’s anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI’s markets; competition, problems, or delays developing, commercializing and delivering new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI’s Form 10-K for the year ended December 31, 2007, and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.
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For more information contact:
Dean Hamilton
Director, ATMI Investor Relations & Corporate Communications
203.207.9349 Direct
203.794.1100 x4202
dhamilton@atmi.com